Exhibit 10.38

SUMMARY STATEMENT
PROGRAM CONTACT:	( Privileged Communication )	Release Date:	07/06/2023
Laurie Ryan		Revised Date:
301.496.9350
ryanl@nia.nih.gov

Application Number: 1R01AG084962-01

Principal Investigators (Listed Alphabetically):

HAYWARD, MARSHALL (Contact)

TURNER, RAYMOND SCOTT

Applicant Organization: JUPITER NEUROSCIENCES, INC.

Review Group:	CNN
Clinical Neuroscience and Neurodegeneration Study Section

Meeting Date:	06/13/2023	Opportunity Number:	PAR-23-081
Council:	OCT 2023	PCC:	3CCCTLR
Requested Start:	12/01/2023

Project Title:	Ph II Follow-up Alzheimer’s Study of Resveratreol as Highly Bioavailable JOTROL

SRG Action:	++
Next Steps:	Visit https://grants.nih.gov/grants/next_steps.htm
Human Subjects:	30-Human subjects involved - Certified, no SRG concerns
Animal Subjects:	10-No live vertebrate animals involved for competing appl.

Project Year	Direct Costs Requested
1	7,780,920
2	6,160,647
3	6,035,167

TOTAL	19,976,734

++NOTE TO APPLICANT: Members of the Scientific Review Group (SRG) were asked to identify those applications with the highest scientific merit, generally the top half. Written comments, criterion scores, and preliminary impact scores were submitted by the assigned reviewers prior to the SRG meeting. At the meeting, the more meritorious applications were discussed and given final impact scores; by concurrence of the full SRG, the remaining applications, including this application, were not discussed or scored. The reviewers’ comments (largely unedited by NIH staff) and criterion scores for this application are provided below. Because applications deemed by the SRG to have the highest scientific merit generally are considered for funding first, it is highly unlikely that an application with an ND recommendation will be funded. Each applicant should read the written critiques carefully and, if there are questions about the review or future options for the project, discuss them with the Program Contact listed above.

NEW INVESTIGATOR

2

1R01AG084962-01 Hayward, Marshall

NEW INVESTIGATOR

DESCRIPTION (provided by applicant): Resveratrol (RSV) has shown potential therapeutic utility in several disorders characterized by neuronal degradation, mitochondrial dysfunction, inflammation, and the presence of reactive oxygen species. RSV showed beneficial outcomes in Mild Cognitive Impairment (MCI) and Alzheimer’s Disease (AD) patients, including in a National Institute on Aging supported Phase II dose-escalation trial that we previously conducted. RSV evaluations in AD clinical trials and positive responses have been reported with respect to AD biomarkers and CNS inflammation. In our previous 52-week AD trial, high dose (unformulated) RSV demonstrated stabilization of key biomarkers, including amyloid levels in plasma and CSF. RSV treatment attenuated declines in mini-mental state examination (MMSE) scores, change in activities of daily living (ADL) scores and plasma and CSF Aß42 levels. Further, compared to the placebo-treated group, at 52 weeks, RSV markedly improved other disease biomarkers such as matrix metalloproteinase 9, macrophage-derived chemokine, interleukin 6 and fibroblast growth factor 2, among other positive outcomes. These preliminary data suggest that the major effect of RSV, SIRT1 activation, is a viable target for treatment of neurodegenerative disorders such as AD. However, at doses that correlate with positive clinical and biomarker outcomes, gastrointestinal intolerability becomes dose limiting. Exacerbating the need for these poorly tolerated doses is the less than 1% oral bioavailability arising from rapid and extensive RSV first pass metabolism. This, therefore, presented a conundrum: in all cases where biomarkers and clinical efficacy is observed in response to RSV, these same high doses are associated with dose limiting GI adverse effects. To address this issue, we developed a novel high-bioavailability orally administered RSV formulation (JOTROL). As preliminary data, a National Institute on Aging supported Phase I pharmacokinetic clinical trial of JOTROL has been conducted in healthy volunteers. Trial outcomes show superior exposure at a fraction of the dose. Indeed, the levels of circulating RSV attainable with JOTROL are expected to elicit the full beneficial effects of RSV, without GI side effects. Notably, none of the Phase I trial volunteers reported GI-related adverse events, while simultaneously achieving plasma RSV levels at or above the therapeutically relevant thresholds seen in previous AD trials. With this excellent bioavailability, here we propose a follow-up Phase II trial of JOTROL for safety and tolerability in the early AD/MCI intent-to-treat population as a necessary next-step to inform a future Phase III efficacy trial.

PUBLIC HEALTH RELEVANCE: Resveratrol (RSV) is a promising potential treatment for Mild Cognitive Impairment (MCI) and Alzheimer’s Disease (AD), however, due to its low bioavailability a proper clinical trial to evaluate therapeutic potential has not been possible. With the JOTROL formulation of RSV we developed, much higher resveratrol levels are achieved in humans after oral administration. A Phase II trial of JOTROL is proposed here to extend our findings from a previous resveratrol trial and in support of a future Phase III efficacy trial for MCI and AD.

CRITIQUE 1

Significance: 2

Investigator(s): 3

Innovation: 2

Approach: 6

Environment: 2

3

Overall Impact: This proposal aims to address the current gap in alternative treatment options for AD, as most drug discovery efforts focus on reducing Aß or tau. Recent evidence from AD trials suggests the need for multimodal approaches. The potential impact of this proposal is high because, if successful, the treatment would address multiple aspects of A/T/N burden by acting synergistically on neuroinflammation, neuroprotection, and oxidative metabolism to improve prognosis, rather than directly targeting Aß or tau pathologies. The proposed treatment is innovative in terms of formulating resveratrol as JOTROL to achieve greater bioavailability even at lower doses. The approach has several strong aspects, including promising safety and tolerability data from previous unformulated resveratrol studies and a Phase I study conducted on cognitively healthy individuals. Evidence from previous unformulated resveratrol studies on the effects of the compound on AD biomarker trajectories and immune response, even at nonoptimal bioavailability levels, further supports its potential. Additionally, the inclusion of a wide spectrum of plasma biomarkers is a strength of the study’s design, as it helps understand the mechanism of JOTROL in impacting disease progression. However, the study’s reliance on the effects of plasma abeta 40 in previous unformulated resveratrol studies is not supported, as the decreased ratio of amyloid 42/40 is a well-established marker of Alzheimer’s disease, while amyloid 40 is the most common variant. There is also some inconsistency in the presentation regarding whether plasma abeta40 or plasma abeta 40/42 ratio is the primary efficacy indicator for this Phase 2 trial. The proposed Phase 2 trial is designed to assess the safety and tolerability of JOTROL within MCI/early AD patients, considering that the Phase 1 trial involved healthy controls with PK/PD analysis as the secondary aim. A 12-month trial duration might be sufficient for the first two aims but might be short for the exploratory aim, which focuses on molecular biomarker and clinical outcome measure changes. While the inclusion of patients treated with newly approved aducanumab or lecanemab is an important aspect of the study design to understand treatment synergy in combination trials, the analysis plan lacks detailed modeling of the effect of disease-modifying AD treatments on biomarkers and clinical outcome measures, as well as their potential interaction with JOTROL. As an oral medication with strict dosing requirements, given that resveratrol absorption and bioavailability might be influenced by dietary factors, it is unclear whether there are adequate plans to ensure participant compliance. The investigator team’s experience in AD clinical trials and resveratrol treatment is a strength, demonstrated by the successful completion of the Phase 2 unformulated resveratrol trial and the Phase 1 JOTROL trial. However, despite the enthusiasm for developing treatment alternatives to popular monoclonal disease-modifying treatments, there are concerns regarding the weaknesses in the approach as well as inconsistency in certain details of the study design.

1.	Significance:

Strengths

●	Alternative treatment options for AD are needed since the majority of drug discovery efforts concentrate on reducing Aß or tau. Recent evidence from AD trials indicates the necessity for multimodal approaches.

●	The proposed treatment aims to address various aspects of A/T/N burden by synergistically acting on neuroinflammation, neuroprotection, and oxidative metabolism. Its goal is to improve prognosis without directly targeting Aß or tau pathologies.

Weaknesses

●	None noted.

4

2.	Investigator(s):

Strengths

●	Experience in AD clinical trials.

Weaknesses

●	Although plasma and MRI biomarkers are exploratory, the team might benefit from use of these biomarkers in clinical trials.

3.	Innovation:

Strengths

●	The formulation of resveratrol as JOTROL is an innovative approach that enhances the bioavailability of resveratrol even at lower doses. This formulation demonstrates improved safety and tolerability, providing a highly favorable outcome.

Weaknesses

●	The utilization of plasma biomarkers to monitor the disease-modifying effects of the treatment is somewhat innovative. However, it is important to note that some of these plasma biomarkers, particularly those related to AD, have not yet been established as the gold standard for studying pathophysiological changes.

4.	Approach:

Strengths

●	The target exposure level for the trial is established based on the exposures and outcomes observed in previous trials. However, it is important to note that PK/PD assessments and bioavailability will be further evaluated in MCI/early AD patients, as these factors may differ from those observed in healthy volunteers during the Phase 1 trial.
●	While a Phase I trial of JOTROL in healthy individuals demonstrated acceptable safety and tolerability, it is essential to closely monitor these aspects in the Phase 2 trial involving MCI/early AD patients.
●	The study outlines specific efforts to recruit a minimum of 20% of historically underrepresented groups. However, it is worth noting that the enrollment table is currently empty.
●	As part of the study, CSF biomarkers will be assessed in a subset of patients to monitor the disease-modifying effects of the treatment.

Weaknesses

●	The proposal suggests using plasma Abeta40 as the primary biomarker outcome measure, but it should be noted that while amyloid 40 is the most common variant of beta-amyloid, the decreased ratio of amyloid 42/40 is an established strong marker of AD. There is inconsistency in the proposal regarding whether the outcome measure of interest is plasma Abeta40 or plasma Abeta40/42 ratio. The study design requires baseline amyloid PET for AD biomarker positivity screening, and the schedule of events includes follow-up amyloid PET scans, at least at 6 months and possibly at 12 months (which was not consistent across different sections of the proposal). Compared to plasma biomarkers, amyloid PET remains the gold standard. The justification for using changes in plasma Abeta40 instead of changes in amyloid PET is not clear. Additionally, there was mention of participants being screened using plasma Abeta40 before the positive PET screening, but this detail was not consistent across different sections of the proposal.
●	It is proposed that the APOE genotype will be disclosed to the participants, but it is unclear why APOE disclosure is required. It is also not clear if proper genetic counseling will be provided.
●	While a 12-month trial duration might be sufficient for the first two aims, it might be too short for the exploratory aim, which focuses on changes in molecular biomarkers and clinical outcome measures.

5

●	According to the proposed timeline, there will be an additional 1-year follow-up period after the completion of the 12-month treatment. However, no information was provided about this follow-up period or the reason for it.
●	While the inclusion of patients treated with newly approved aducanumab or lecanemab is important to understand treatment synergy in combination trials, the analysis plan lacks detailed modeling of the effect of disease-modifying AD treatments on biomarkers and clinical outcome measures, as well as their potential interaction with JOTROL.
●	As an oral medication with strict dosing requirements, considering that resveratrol absorption and bioavailability might be influenced by dietary factors, it remains unclear whether there are adequate plans to ensure participant compliance. While the study protocol mentions reminders for participants to bring unused study drug and completed drug compliance diaries to each visit, it is not clear to what extent the drug compliance diary will capture the timing of dosing around meals, which plays a significant role in bioavailability. The study mentions measuring resveratrol levels in both the experimental and placebo groups, with non-compliant participants being removed from the study. However, it is not clear if a specific resveratrol saturation level has been established to ensure targeted bioavailability and subsequent response. Furthermore, the study protocol lists certain dietary restrictions to avoid large quantities of resveratrol-containing foods or supplements, but it is not clear if a detailed dietary diary will be used to monitor the influence of other dietary factors on the treatment’s efficacy.
●	The study hypothesizes that JOTROL will decrease CNS BBB permeability, neuroinflammation, and MMP9, while increasing macrophage-derived chemokine (MDC), interleukin (IL)-6, and fibroblast growth factor (FGF)-2 in the CSF. CSF biomarkers could provide information about the mechanism of the treatment, but lumbar puncture for CSF sample collection is optional according to the study design.
●	MRI will be conducted to assess changes in ventricular volume over time. However, the justification for limiting the MRI outcome measure to ventricular volume is unclear. While ventricular volume changes can capture gross atrophy, if dysregulated inflammation is the primary mechanism targeted by this treatment, other MRI modalities or outcome measures that are more sensitive to neuroinflammation-related changes may provide more informative results. Figure 10, which suggests that resveratrol increased brain volume loss, was interpreted as an indication of the anti-inflammatory actions of resveratrol. However, additional supporting data are needed to establish why ventricular or total brain volume measures are indicative of inflammation.

5.	Environment:

Strengths

●	Ongoing Phase 1 and Phase 2 at established clinical trial sites.

Weaknesses

●	None noted.

Study Timeline:

Strengths

●	None noted.

Weaknesses

●	‘Longtidunal tracking’ beyond 52 weeks treatment period is included in the timeline but not discussed in the proposal.

6

Protections for Human Subjects:

Acceptable Risks and/or Adequate Protections

Data and Safety Monitoring Plan (Applicable for Clinical Trials Only): Acceptable

Inclusion Plans:

●	Sex/Gender: Distribution justified scientifically.
●	Race/Ethnicity: Distribution justified scientifically.
●	For NIH-Defined Phase III trials, Plans for valid design and analysis: Not applicable
●	Inclusion/Exclusion Based on Age: Distribution justified scientifically.

Vertebrate Animals:

Not Applicable (No Vertebrate Animals)

Biohazards:

Acceptable

Applications from Foreign Organizations:

Not Applicable (No Foreign Organizations)

Select Agents:

Not Applicable (No Select Agents)

Resource Sharing Plans:

Acceptable

Authentication of Key Biological and/or Chemical Resources:

Acceptable

Budget and Period of Support:

Recommend as Requested

CRITIQUE 2

Significance: 4

Investigator(s): 3

Innovation: 4

Approach: 4

Environment: 3

7

Overall Impact: This is a new submission from New Investigators (PI Hayward, mPI Turner) to conduct a Phase II clinical trial of a new formulation of resveratrol (RSV), JOTROL, in MCI/early AD. This will be a first-in-patient, safety, and tolerability study. The investigators plan to enroll 201 subjects (67 in each of 3 groups) to receive placebo, 200 mg JOTROL, or 500 mg JOTROL. They will undergo physical exams, blood draws, and cognitive assessments on a nearly monthly basis, as well as florbetaben PET/LP at baseline and at 12 months, and MRI at baseline, 3 months, 6 months, and 12 months. The trial is well-designed, and the investigators and environment are excellent. The new formulation of RSV is innovative, although the concept of RSV in the setting of AD is not particularly novel. The trial is also ambitious with 13 visits in 1 year and numerous study procedures, which call into question feasibility and generalizability to clinical practice. Although the investigators suggest that RSV could be a therapy used in combination with anti-amyloid therapies, inclusion of subjects on lecanemab/aducanumab could confound the trial, particularly given only 67 subjects in each arm. The scientific premise is also not strong since most of the benefits of RSV have been shown in rodents. Overall, this is an ambitious proposal, which could have impact in the field if JOTROL is shown to be efficacious but is high-risk.

1.	Significance:

Strengths

●	RSV is a natural compound in grapes, red wine, blueberries, that is anti-inflammatory, improves neuronal survival, is a free radical scavenger.
●	The investigators have shown preliminary evidence that RSV can stabilize amyloid levels in CSF and plasma, as well as reduce inflammatory cytokines, but GI adverse effects are dose-limiting.
●	New formulation, JOTROL, may allow for higher target exposure levels to demonstrate efficacy in a Phase III trial.

Weaknesses

●	The benefits of RSV have largely been shown in rodent models.

2.	Investigator(s):

Strengths

●	New Investigator, PI Hayward from Jupiter Neurosciences, PI of R44 for JOTROL pharmacokinetics.
●	mPI Turner from Georgetown, Professor of Neurology, Director of the Memory Disorders Program.
●	Moussa (Georgetown), Thomas (UCSD biostatistics), Kemper (Pharma Navigators), Brothers (U Miami).

Weaknesses

●	None noted.

3.	Innovation:

Strengths

●	Previous formulation of RSV was limited by bioavailability and gastrointestinal intolerability. This new formulation (JOTROL) has higher bioavailability and fewer GI side effects.

Weaknesses

●	Imaging (ventricular volumes on MRI) and fluid biomarkers used in this study are not particularly novel.

8

4.	Approach:

Strengths

●	This proposal builds on a NIA-supported Phase II dose-escalation trial (52 weeks), which showed stabilization of plasma and CSF amyloid levels, slower decline in MMSE, and slower decline in ADL scores. Other improved measures included MMP-9, macrophage-derived chemokine, IL-6, fibroblast growth factor 2. Also builds on an NIA-supported Phase I of new RSV formulation. (JOTROL)
●	Use of multiple biomarker assays in plasma and CSF to assess therapeutic effects.
●	Amyloid PET at the start and end of the trial will be informative.

Weaknesses

●	Subjects will be screened with plasma Abeta40: unclear why Abeta40 versus Abeta 42.
●	Ethics surrounding genetic testing of APOE4, then relaying directly to patient, are not discussed.
●	Feasibility should be discussed: Aim 1 includes 13 visits in 1 year.
●	Test-retest reliability of plasma and CSF biomarkers should be discussed.
●	Patients on anti-amyloid therapies will not be excluded, but could confound the results, since amyloid will be decreasing at different rates from visit-to-visit. May be difficult to tease out the heterogeneity in only 67 subjects per arm.
●	Harmonization of the MRI protocol across sites is not discussed. Even if the same scanner is used at baseline, 3 months, and 12 months for individual subjects, would be important to harmonize the protocol to pool the imaging data.

5. Environment:

Strengths

●	The investigators have the necessary facilities/resources to oversee study procedures: Jupiter Neurosciences, Georgetown, UCSD, Pharma Navigators, U Miami.

Weaknesses

●	It is unclear how many sites will be recruiting subjects.

Study Timeline:

Strengths

●	Included in this proposal.

Weaknesses

●	Feasibility of recruitment and retention is unclear.

Protections for Human Subjects:

Acceptable Risks and/or Adequate Protections

Data and Safety Monitoring Plan (Applicable for Clinical Trials Only):

Acceptable

Inclusion Plans:

●	Sex/Gender: Distribution not justified scientifically.
●	Race/Ethnicity: Distribution justified scientifically.
●	For NIH-Defined Phase III trials, Plans for valid design and analysis: Not applicable

9

●	Inclusion/Exclusion Based on Age: Distribution justified scientifically.
●	Ages 55-85, may include more women than men (but will be difficult to assess SABV if too imbalanced)

Vertebrate Animals:

Not Applicable (No Vertebrate Animals)

Biohazards:

Acceptable

Applications from Foreign Organizations:

Not Applicable (No Foreign Organizations)

Select Agents:

Not Applicable (No Select Agents)

Resource Sharing Plans:

Acceptable

Authentication of Key Biological and/or Chemical Resources:

Acceptable

Budget and Period of Support:

Budget Modifications Recommended (in amount/time)

Recommended budget modifications or possible overlap identified:

●	Costs are high for Trial Coordination. (Peachtree)

CRITIQUE 3

Significance: 1

Investigator(s): 3

Innovation: 3

Approach: 4

Environment: 3

Overall Impact: This exciting proposal to study a new formulation of resveratrol (RSV) that minimizes side effects while maximizing effective dose. The proposal has many strengths, including the potentially massive impact of a therapeutic that slows progression of Alzheimer’s disease (AD). However, there are also some weaknesses including the lack of detail for some analytical aspects as well as the lack of clarity in terms of whether the investigators have collaborated together previously given the scope of this project.

10

1.	Significance:

Strengths

●	AD is an urgent public health problem.
●	The development of a micellar formulation that improves tolerability of RSV would be highly significant, as gastrointestinal side effects limit dosage.
●	Prior data showing RSV effects on cognition and serum biomarkers are convincing.

Weaknesses

●	None noted.

2.	Investigator(s):

Strengths

●	PI Hayward is Chief Scientific Officer of Jupiter and an expert in drug discovery and development (PhD in Biochemistry and Molecular Biology).
●	PI Turner is a Professor of Neurology at Georgetown who runs the Memory Disorders Program.
●	They are joined by an excellent team of neurologists, biostatisticians, chemists, and pharmacologists.

Weaknesses

●	PI Hayward proposes to work on this project almost entirely – at 10 calendar months in the budget, but at 12 months on the budget justification. It seems unlikely that he will have no other administrative nor research roles during the study period.

3. Innovation:

Strengths

●	The formulation of JOTROL is innovative and reduces first-pass metabolism.

Weaknesses

●	The study design is relatively standard, which is appropriate.

4. Approach:

Strengths

●	Including participants on other FDA-approved therapies is a strength for generalizability.
●	An extensive baseline assessment will be performed, including a lumbar puncture.
●	Follow-up will be close and include EKG as well as blood work.

Weaknesses

●	Imaging will be employed with a harmonized protocol, but on multiple scanners. It is unclear how harmonization will be conducted, or whether scanner will be included in statistical modeling.
●	The statistical analysis section is limited and lacking detail.
●	The power analysis is detailed but rather challenging to parse.

5. Environment:

Strengths

●	The proposed environment at Jupiter, George Washington, and Miami is good.

Weaknesses

●	It is unclear whether the investigators have worked together in the past.

11

Study Timeline:

Strengths

●	Acceptable

Weaknesses

●	None noted.

Protections for Human Subjects:

Acceptable Risks and/or Adequate Protections

Data and Safety Monitoring Plan (Applicable for Clinical Trials Only):

Acceptable

Inclusion Plans:

●	Sex/Gender: Distribution justified scientifically.
●	Race/Ethnicity: Distribution justified scientifically.
●	For NIH-Defined Phase III trials, Plans for valid design and analysis: Scientifically acceptable.
●	Inclusion/Exclusion Based on Age: Distribution justified scientifically.

Vertebrate Animals:

Not Applicable (No Vertebrate Animals)

Biohazards:

Not Applicable (No Biohazards)

Applications from Foreign Organizations:

Not Applicable (No Foreign Organizations)

Select Agents:

Not Applicable (No Select Agents)

Resource Sharing Plans:

Acceptable

Authentication of Key Biological and/or Chemical Resources:

Acceptable

Budget and Period of Support:

Budget Modifications Recommended (in amount/time)

Recommended budget modifications or possible overlap identified:

●	PI Hayward should decrease requested effort.
●	Some of the Peachtree budget items seem excessive; for example, there are almost 300K in fees for teleconferences. Additional details are also necessary for some items such as monitoring visit, which are to cost 1.2M.

Footnotes for 1R01AG084962-01; PI Name: Hayward, Marshall

NIH has modified its policy regarding the receipt of resubmissions (amended applications).See Guide Notice NOT-OD-18-197 at https://grants.nih.gov/grants/guide/notice-files/NOT-OD-18- 197.html. The impact/priority score is calculated after discussion of an application by averaging the overall scores (1-9) given by all voting reviewers on the committee and multiplying by 10. The criterion scores are submitted prior to the meeting by the individual reviewers assigned to an application, and are not discussed specifically at the review meeting or calculated into the overall impact score. Some applications also receive a percentile ranking. For details on the review process, see http://grants.nih.gov/grants/peer_review_process.htm#scoring.

MEETING ROSTER

Clinical Neuroscience and Neurodegeneration Study Section

Brain Disorders and Clinical Neuroscience Integrated Review Group

CENTER FOR SCIENTIFIC REVIEW

CNN

06/13/2023 - 06/14/2023

Notice of NIH Policy to All Applicants: Meeting rosters are provided for information purposes only. Applicant investigators and institutional officials must not communicate directly with study section members about an application before or after the review. Failure to observe this policy will create a serious breach of integrity in the peer review process, and may lead to actions outlined in NOT-OD-22-044 at https://grants.nih.gov/grants/guide/notice-files/NOT-OD-22-044.html, including removal of the application from immediate review.

CHEN, SHU G., PHD *
CHAIRPERSON(S)	PROFESSOR
DEPARTMENT OF PATHOLOGY AND
BENZINGER, TAMMIE LEE SMITH, MD, PHD	NEUROBIOLOGY
PROFESSOR	UNIVERSITY OF ALABAMA, BIRMINGHAM
DEPARTMENT OF RADIOLOGY	BIRMINGHAM, AL 35233
SCHOOL OF MEDICINE
WASHINGTON UNIVERSITY	CHIANG, GLORIA CHIA-YI, MD
ST. LOUIS, MO 63110	ASSOCIATE PROFESSOR
DEPARTMENT OF RADIOLOGY
MEMBERS	WEILL CORNELL MEDICAL COLLEGE
NEW YORK CITY, NY 10065
AMARA, AMY WILLIS, MD, PHD *
PROFESSOR	CHIU, SHANNON, MD *
DEPARTMENT OF NEUROLOGY	ASSISTANT PROFESSOR
SCHOOL OF MEDICINE	DEPARTMENT OF NEUROLOGY
UNIVERSITY OF COLORADO DENVER	UNIVERSITY OF FLORIDA
DENVER, CO 80204	COLLEGE OF MEDICINE
GAINESVILLE, FL 32610
AMARIGLIO, REBECCA E, PHD *
ASSOCIATE PROFESSOR	CLAASSEN, DANIEL OLIVER, MD
DEPARTMENT OF NEUROLOGY	PROFESSOR
HARVARD MEDICAL SCHOOL	DEPARTMENT OF NEUROLOGY
BRIGHAM AND WOMEN’S HOSPITAL	VANDERBILT UNIVERSITY
BOSTON, MA 02114	NASHVILLE, TN 37232

BAKKER, ARNOLD, PHD	COHEN, ANN D, PHD
ASSOCIATE PROFESSOR	ASSOCIATE PROFESSOR
DEPARTMENTS OF PSYCHIATRY AND	DEPARTMENT OF PSYCHIATRY
BEHAVIORAL SCIENCES AND NEUROLOGY	SCHOOL OF MEDICINE
JOHNS HOPKINS UNIVERSITY	UNIVERSITY OF PITTSBURGH
BALTIMORE, MD 21287	PITTSBURGH, PA 15213

CHEN, NAN-KUEI, PHD	CURIEL CID, ROSIE E, PSYD
ASSOCIATE PROFESSOR	ASSOCIATE PROFESSOR
DEPARTMENT OF BIOMEDICAL ENGINEERING	DEPARTMENT OF PSYCHIATRY AND BEHAVIORAL
UNIVERSITY OF ARIZONA	SCIENCES
TUCSON, AZ 85721	MILLER SCHOOL OF MEDICINE
UNIVERSITY OF MIAMI
MIAMI, FL 33136

EIDELBERG, DAVID, MD	NATION, DANIEL A, PHD
PROFESSOR	ASSOCIATE PROFESSOR
DEPARTMENT OF NEUROLOGY AND NEUROSCIENCE	DEPARTMENT OF PSYCHOLOGICAL SCIENCE
FEINSTEIN INSTITUTE FOR MEDICAL RESEARCH	INSTITUTE FOR MEMORY IMPAIRMENTS AND
MANHASSET, NY 11030	NEUROLOGICAL DISORDERS
UNIVERSITY OF CALIFORNIA AT IRVINE
GLASS, JONATHAN DAVID, MD	IRVINE, CA 92603
PROFESSOR
DEPARTMENTS OF NEUROLOGY AND PATHOLOGY	OSORIO, RICARDO S, MD
SCHOOL OF MEDICINE	ASSOCIATE PROFESSOR
EMORY UNIVERSITY	DEPARTMENT OF PSYCHIATRY
ATLANTA, GA 30322	LANGONE MEDICAL CENTER
NEW YORK UNIVERSITY
GOLD, BRIAN TIMOTHY, PHD *	NEW YORK, NY 10016
PROFESSOR
DEPARTMENT OF NEUROSCIENCE AND RADIOLOGY	RAFII, MICHAEL S, MD, PHD
UNIVERSITY OF KENTUCKY	PROFESSOR
LEXINGTON, KY 40536	DEPARTMENT OF NEUROLOGY
KECK SCHOOL OF MEDICINE
HAEUSLER, AARON RAYMOND, PHD	UNIVERSITY OF SOUTHERN CALIFORNIA
ASSISTANT PROFESSOR	LOS ANGELES, CA 90033
DEPARTMENT OF NEUROSCIENCE T
HOMAS JEFFERSON UNIVERSITY	RANE, SWATI, PHD *
PHILADELPHIA, PA 19107	ASSOCIATE PROFESSOR
DEPARTMENT OF RADIOLOGY
JUNG, MIYEON, PHD *	UNIVERSITY OF WASHINGTON MEDICAL CENTER
ASSISTANT PROFESSOR	SEATTLE, WA 98195
SCHOOL OF NURSING
INDIANA UNIVERSITY PURDUE UNIVERSITY	ROSA-NETO, PEDRO, MD, PHD *
INDIANAPOLIS INDIANAPOLIS, IN 46202	PROFESSOR
DEPARTMENT OF NEUROLOGY AND
LENG, XIAOYAN, MD, PHD	NEUROSURGERY AND PSYCHIATRY
ASSOCIATE PROFESSOR	MCGILL UNIVERSITY
DEPARTMENT OF BIOSTATISTICAL	MONTREAL, QC H3A 0G4
SCIENCES DIVISION OF	CANADA
PUBLIC HEALTH SCIENCES SCHOOL OF MEDICINE
WAKE FOREST UNIVERSITY	SHA, SHARON J, MD *
WINSTON-SALEM, NC 27157	CLINICAL ASSOCIATE PROFESSOR
DEPARTMENT OF NEUROLOGY
LI, DANNI, PHD	STANFORD UNIVERSITY
ASSOCIATE PROFESSOR	STANFORD, CA 94305
DEPARTMENT OF LABORATORY MEDICINE AND
PATHOLOGY	SHINOHARA, RUSSELL TAKESHI, PHD
UNIVERSITY OF MINNESOTA	PROFESSOR
MINNEAPOLIS, MN 55455	DEPARTMENT OF BIOSTATISTICS,
EPIDEMIOLOGY AND INFORMATICS
MAO, QINWEN, MD, PHD *	PERELMAN SCHOOL OF MEDICINE
PROFESSOR	UNIVERSITY OF PENNSYLVANIA
DEPARTMENT OF PATHOLOGY	PHILADELPHIA, PA 19104
UNIVERSITY OF UTAH
SALT LAKE CITY, UT 84112	TOSUN-TURGUT, DUYGU, PHD *
PROFESSOR
MURRAY, MELISSA ERIN, PHD	DEPARTMENT OF RADIOLOGY AND
ASSOCIATE PROFESSOR	BIOMEDICAL IMAGING UNIVERSITY OF
DEPARTMENT OF NEUROSCIENCES	CALIFORNIA, SAN FRANCISCO
MAYO CLINIC, JACKSONVILLE	SAN FRANCISCO, CA 94121
JACKSONVILLE, FL 32266

WINDHAM, BEVERLY GWEN, MD

PROFESSOR

DEPARTMENT OF MEDICINE

DIVISION OF GERIATRICS

UNIVERSITY OF MISSISSIPPI MEDICAL CENTER

JACKSON, MS 39216

WINSTON, CHARISSE N, PHD *

ASSISTANT PROJECT SCIENTIST

DEPARTMENT OF NEUROSCIENCE

UNIVERSITY OF CALIFORNIA, SAN DIEGO

LA JOLLA, CA 92093

ZHU, DAVID C, PHD *

PROFESSOR

COLLEGE OF ENGINEERING

MICHIGAN STATE UNIVERSITY

EAST LANSING, MI 48824

SCIENTIFIC REVIEW OFFICER

MOORE, JORDAN M, PHD

SCIENTIFIC REVIEW OFFICER

CENTER FOR SCIENTIFIC REVIEW

NATIONAL INSTITUTES OF HEALTH

BETHESDA, MD 20892

EXTRAMURAL SUPPORT ASSISTANT

STROTHERS, JUWAN ANDRE

EXTRAMURAL SUPPORT ASSISTANT

CENTER FOR SCIENTIFIC REVIEW

NATIONAL INSTITUTES OF HEALTH

BETHESDA, MD 20892

* Temporary Member. For grant applications, temporary members may participate in the entire meeting or may review only selected applications as needed.

Consultants are required to absent themselves from the room during the review of any application if their presence would constitute or appear to constitute a conflict of interest.